 EXHIBIT 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Northann Corp.

(Exact Name of Registrant as Specified in its Charter)

 (Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value 0.001(1)	457	(o)	—	—	$17,250,000	$0.0001102	$1,900.95
Fees to Be Paid	Other	Underwriter Warrants(2)	other		—	—	—	—
Fees to Be Paid	Equity	Common Stock, 0.001 par value, underlying the Underwriter’ warrants(2)	457	(o)	—	—	$1,293,750	$0.0001102	$142.57
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$18,543,750
	Total Fees Previously Paid						$0
	Total Fee Offsets						$0
	Net Fee Due						$2,043.52

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the common stock at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	The Registrant will issue to the underwriter warrants to purchase a number of common stock equal to an aggregate of 6% of the shares of common stock sold in the offering (the “Underwriter’ Warrants”). The exercise price of the Underwriter’ Warrants is equal to 125% of the offering price of the common stock offered hereby. The Underwriter’ Warrants are exercisable at any time, and from time to time, in whole or in part, within 5 years from the commencement of sales of the offering. See “Underwriting.”